UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2022 (February 22, 2022)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 E 34th St. #249, New York, NY 10016

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

Confirmation of Plan of Reorganization

As previously disclosed, on August 31, 2021, Sequential Brands Group, Inc. (“SQBG” or the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (collectively, the “Chapter 11 Case”) are being jointly administered under the caption, “In re Sequential Brands Group Inc., et al.”

On February 22, 2022, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Plan of Liquidation (the “Plan”). A copy of the Plan and the Confirmation Order (as entered by the Bankruptcy Court) is attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and each is incorporated herein by reference.

The Plan is not yet effective. It will become effective upon the satisfaction or waiver of certain conditions precedent set forth in the Plan. The Debtors anticipate that the effective date of the plan will occur on or around March 1, 2022.

Summary of the Plan

The following is a summary of the material features of the Plan. This summary is qualified in its entirety by reference to the Plan and the Confirmation Order. To the extent there is a conflict between this summary and the Plan or Confirmation Order, the Plan or the Confirmation Order, as applicable, shall govern. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

The Plan treats all creditors and equity interest holders in accordance with their relative priorities under the Bankruptcy Code. The Plan provides for the following treatment with respect to each Class:

Class	Type of Claim or Interest	Treatment of Claim/Interest	Projected Recovery Under the Plan
Class 1	Other Secured Claims	These claims are unimpaired. Except to the extent that a holder of an allowed other secured claim agrees to a less favorable treatment or has been paid prior to the Effective Date, each allowed other secured claim in Class 1 shall be paid in full in cash, satisfied by delivery of collateral, reinstated or otherwise rendered unimpaired.	100%
Class 2	Other Priority Claims	These claims are unimpaired. Except to the extent that a holder of an allowed other secured claim agrees to a less favorable treatment or has been paid prior to the Effective Date, each allowed other secured claim in Class 2 shall be paid in full in cash or otherwise rendered unimpaired.	100%
Class 3	Term B Secured Claims	These claims are impaired. Each holder of an allowed Class 3 claims shall receive its pro rata share of a liquidating trust interest.	Pro Rata
Class 4	General Unsecured Claims	These claims are impaired. Class 4 claims will be cancelled and extinguished. Holders of Class 4 claims will not receive any distribution or retain any property.	0%

Class	Type of Claim or Interest	Treatment of Claim/Interest	Projected Recovery Under the Plan
Class 5	Section 510 Claims	These claims are impaired. Class 5 claims will be cancelled and extinguished. Holders of Class 5 claims will not receive any distribution or retain any property.	0%
Class 6	Intercompany Claims	These claims are impaired. Class 6 claims will either by reinstated and treated as in the ordinary course of business, or cancelled and discharged.	0%
Class 7	Intercompany Interests	These claims are impaired. Class 7 claims will either by reinstated and treated as in the ordinary course of business, or cancelled and discharged.	0%
Class 8	Existing Parent Equity Interests	These claims are impaired. Equity interests in SQBG, including its common stock, will be cancelled and extinguished. Holders of Class 8 claims will not receive any distribution or retain any property.	0%

As reported to the Bankruptcy Court, as of February 22, 2022, SQBG had assets with a book value of $85.3 million and liabilities with a book value of $32.8 million.

Item 3.03 Material Modification to Rights of Security Holders

Pursuant to the Plan, after the Effective Date, SQBG will liquidate pursuant to Delaware law. Holders of existing equity interests in SQBG are not expected to receive or retain any distribution or property on account of such equity interests. In connection with the liquidation, SQBG expects to file a Form 15 with the Securities and Exchange Commission as soon as practicable to terminate the registration of its Class A ordinary shares. Thereafter, the Company’s reporting obligations under the Securities Exchange Act of 1934, as amended shall be terminated.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Joint Plan of Liquidation.
2.2	Order Confirming the Plan of Liquidation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: February 25, 2022	By:	/s/ Lorraine DiSanto
	Name:	Lorraine DiSanto
	Title:	Chief Financial Officer